Exhibit 99.1

Cascadian Therapeutics Announces Proposal for Reverse Stock Split

Special meeting to be held November 18, 2016 to seek stockholder approval

Seattle, WA – October 4, 2016 – Cascadian Therapeutics (NASDAQ:CASC), a clinical-stage biopharmaceutical company, today announced that its board of directors has approved a plan for a reverse split of the Company’s common stock to increase its share price and reduce the number of authorized and outstanding shares.

“The board and management have worked diligently on several facets of the Company this year to position it for the future, including bringing in new management, and solidifying our product development and regulatory strategies. With this action, we are helping ensure that the necessary financial structure is in place to execute our plans,” said Scott Myers, President and CEO of Cascadian Therapeutics. “We believe this proposed change will make our stock accessible to a wider range of institutional investors, benefiting all stockholders.”

Cascadian is advancing tucatinib (ONT-380), its lead product candidate in Phase 2 development for HER2+ metastatic breast cancer patients, with and without brain metastases. The Company plans to report updated clinical data from its Phase 1b tucatinib combination study with capecitabine and trastuzumab at the San Antonio Breast Cancer Symposium in December. It also expects to provide an update during the fourth quarter on its regulatory strategy for tucatinib.

Cascadian plans to hold a special meeting on November 18, 2016 at the Company’s headquarters to obtain stockholder approval of the reverse split, proposed at a ratio of not less than 1-for-4 and not greater than 1-for-10, and to reduce the total authorized shares of the Company’s common stock by a ratio of two times (2x) the reverse split ratio. The Company believes these proposals will provide shares to operate and fund the Company’s programs. The Cascadian board of directors will set the exact range and timing of the reverse split and share reduction of authorized common stock at its discretion following approval by stockholders and before December 31, 2016. The Company filed a preliminary proxy statement regarding the special meeting with the U.S. Securities and Exchange Commission. The preliminary proxy statement and the Company’s 2015 annual report can be accessed for free at www.sec.gov. The Company’s 2015 annual report can also be accessed for free on SEDAR in Canada. Investors are encouraged to read the preliminary proxy statement because it includes important information regarding the special meeting.

Our board of directors is soliciting proxies in connection with this special meeting. Directors and executive officers of Cascadian have no substantial interests, directly or indirectly, in the matters to be voted upon at the special meeting, except to the extent of their ownership of shares of Cascadian’s common stock and securities convertible to or exercisable for common stock.

About Cascadian Therapeutics

Cascadian Therapeutics is a clinical-stage biopharmaceutical company dedicated to developing innovative product candidates for the treatment of cancer. Our lead product candidate, tucatinib, also known as ONT-380, is an orally active and selective small molecule HER2 inhibitor, which has been studied in approximately 200 patients to date. Preliminary results from two ongoing Phase 1b studies of tucatinib in combination showed promising systemic activity, a favorable safety profile and encouraging activity against brain metastases. Cascadian Therapeutics is also conducting a randomized, double-blind, placebo-controlled Phase 2 study called HER2CLIMB. The study is evaluating tucatinib versus placebo in combination with capecitabine and trastuzumab in late stage HER2+ breast cancer patients, with and without brain metastases, who have previously been treated with a taxane, trastuzumab, pertuzumab and T-DM1. This study is expected to enroll 180 patients across approximately 100 clinical sites in the U.S., Canada, and Western Europe. For more information, visit www.her2climb.com. The Company is also developing a cell cycle inhibitor, Chk1, and plans to move the program forward through IND-enabling studies in 2017. For more information, visit www.cascadianrx.com.

Forward-Looking Statements

In order to provide Cascadian Therapeutics’ investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Cascadian Therapeutics’ expectations regarding the proposed reverse stock split, reduction in authorized capital and special meeting.

Forward-looking statements involve risks and uncertainties related to Cascadian Therapeutics’ business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Cascadian Therapeutics’ actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing its product candidates, the adequacy of financing and cash, cash equivalents and investments, changes in general accounting policies, general economic factors, achievement of the results it anticipates from its preclinical development and clinical trials of its product candidates and its ability to adequately obtain and protect its intellectual property rights. Although Cascadian Therapeutics believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Cascadian Therapeutics’ risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Except as required by law, Cascadian Therapeutics does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Source: Cascadian Therapeutics

Investor Contact:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@cascadianrx.com

Naomi Eichenbaum

The Trout Group

646-378-2968

neichenbaum@troutgroup.com

Media Contact:

Brad Miles

BMC Communications

917-570-7340

bmiles@bmccommunications.com